Exhibit 3.3
FIRST AMENDMENT TO
AMENDED AND RESTATED OPERATING AGREEMENT
OF
ONE EARTH ENERGY, LLC
     Pursuant to Section 8.1 of the Amended and Restated Operating Agreement (the “Operating Agreement”) of One Earth Energy, LLC (the “Company”), the Members hereby amend such Operating Agreement as follows:
     Article V, Section 5.7(b)(iv) shall be deleted and shall be replaced by the following language:
     Issue more than an aggregate number of 22,320 Units;
     The foregoing First Amendment to Amended and Restated Operating Agreement of One Earth Energy, LLC, was duly adopted by the Members of said Company effective as of the day of October 12, 2006.

ONE EARTH ENERGY, LLC

		By:	/s/ Steven Kelly
Steven Kelly
Its: President
APPROVED BY MEMBERS:

Topflight Grain Cooperative, Inc.		Ludlow Cooperative Elevator Company

By:	/s/ Scott Docherty	By:	/s/ Bruce Bastert
Its:	General Manager	Its:	General Manager

Fisher Farmers Grain & Coal Company		Alliance Grain Co.

By:	/s/ Louis Schwing, Jr.	By:	/s/ Robert Landau
Its:	General Manager	Its:	President

Grand Prairie Co-op, Inc.

By:	/s/ Roger Miller
Its:	General Manager